UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2020

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OCGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2020, Ocugen, Inc. (the “Company”) entered into a Controlled Equity OfferingSM  Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), pursuant to which the Company may, from time to time, issue and sell up to $10.0 million of shares of its common stock, par value $0.01 per share (the “Shares”).

Under the terms of the Agreement, Cantor Fitzgerald may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The offer and sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-237456), the base prospectus contained therein dated May 5, 2020, and a prospectus supplement related to the offering of the Shares dated May 8, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement may be terminated by Cantor Fitzgerald or the Company at any time upon ten days’ prior written notice to the other party. The Company will pay Cantor Fitzgerald a commission rate of 3.0% of the gross sales price per share of any Shares sold through Cantor Fitzgerald as sales agent under the Agreement. The Company has also provided Cantor Fitzgerald with customary indemnification and contribution rights. The Company has agreed to reimburse Cantor Fitzgerald for its fees and expenses, including but not limited to fees and expenses of its counsel, in an amount not to exceed $50,000.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of Pepper Hamilton LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

5.1	Opinion of Pepper Hamilton LLP

10.1	Controlled Equity OfferingSM Sales Agreement, dated May 8, 2020, by and between Ocugen, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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